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                                                      EXHIBIT 24


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K for the year ended December 28, 1996 into TJ International, Inc.'s previously filed Form S-8 Registration Statement for the Trus Joist Corporation Nonstatutory Stock Option Plan with 1982 Incentive Amendment, as amended (Registration No. 2-79209), Form S-8 Registration Statement for the Trus Joist Corporation Employee Stock Ownership Plan (Registration No. 2-96065), Form S-8 Registration Statement for the Trus Joist Corporation Associates' Stock Purchase Plan, as amended (Registration No. 2-96821), Form S-8 Registration Statement for the Trus Joist Corporation Key Employees' 1982 Incentive Stock Option Plan with Nonstatutory Feature (Registration No. 2-96964), Form S-8 Registration Statement for the Trus Joist Corporation Employee Stock Ownership Plan (Registration No. 33-4704), Form S-8 Registration Statement for the Trus Joist Corporation Profit Sharing Plan, as amended (Registration No. 33-21870), Form S-8 Registration Statement for the Trus Joist Corporation Key Employees' 1985 Incentive Stock Option Plan with Nonstatutory Feature, as amended (Registration No. 33-22186), Form S-8 Registration Statement for TJ International, Inc. Key Employees 1988 and 1992 Stock Option Plans (Registration No. 33-54582), Associate Stock Purchase Plan (Registration No. 333-18425) and Leverage Stock Purchase Plan (Registration No. 333-18427).

                             /s/ ARTHUR ANDERSEN LLP
                             -----------------------


Boise, Idaho
  March 25, 1997